As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8071 (Primary Standard Industrial Classification Code Number)	27-1701898 (I.R.S. Employer Identification No.)

458 Brannan Street

San Francisco, California  94107

(415) 374-7782

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randal W. Scott, Ph.D.

Chief Executive Officer

Invitae Corporation

458 Brannan Street

San Francisco, California  94107

(415) 374-7782

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mike Hird Gabriella A. Lombardi Patty M. DeGaetano Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304	Lee Bendekgey Chief Financial Officer and General Counsel Invitae Corporation 458 Brannan Street San Francisco, California 94107	Charles S. Kim David Peinsipp Andrew S. Williamson Cooley LLP 4401 Eastgate Mall San Diego, California 92121

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-201433

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	1,150,000	$16.00	$18,400,000	$2,139

(1)                                  This amount is in addition to the 6,152,500 shares of common stock registered under the Registration Statement on Form S-1 originally declared effective by the Securities and Exchange Commission on February 11, 2015 (File No. 333-201433) and includes shares of common stock that the underwriters have the option to purchase.

(2)                                  Based on the initial public offering price of $16.00 per share.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (Registration No. 333-201433) (the “Prior Registration Statement”), which was declared effective by the Commission on February 11, 2015, and is being filed solely for the purpose of registering an additional 1,150,000 shares of common stock, including 150,000 shares that the underwriters have the option to purchase. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinions and consents are listed on the Exhibit List attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on February 11, 2015.

INVITAE CORPORATION

By:	/s/ Randal W. Scott
Randal W. Scott, Ph.D.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Randal W. Scott	Chairman of the Board of Directors and Chief Executive Officer
Randal W. Scott, Ph.D.	(Principal Executive Officer)	February 11, 2015

/s/ Lee Bendekgey	Chief Financial Officer, General Counsel and Secretary
Lee Bendekgey	(Principal Financial Officer)	February 11, 2015

/s/ Patricia E. Dumond	Vice President, Finance
Patricia E. Dumond	(Principal Accounting Officer)	February 11, 2015

*
Sean E. George, Ph.D.	President, Chief Operating Officer and Director	February 11, 2015

*
Eric Aguiar, M.D.	Director	February 11, 2015

*
Geoffrey S. Crouse	Director	February 11, 2015

*By:	/s/ Randal W. Scott
Randal W. Scott, Ph.D., Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1

Opinion of Pillsbury Winthrop Shaw Pittman LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1, as amended (Registration No. 333-201433), filed by Invitae Corporation on February 11, 2015).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-1 (Registration No. 333-201433), filed by Invitae Corporation on January 9, 2015).

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